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                                  Exhibit  11

                           PHP HEALTHCARE CORPORATION
                Statement Re:  Computation of per Share Earnings
                         For the Years Ended April 30,


                                              1994          1995          1996
                                              ----          ----          ----
Primary Earnings

   Net earnings (loss)..................  $(9,334,000)  $   952,000   $ 9,118,000
                                          ===========   ===========   ===========

   Weighted average number of common
      shares outstanding................   10,072,936    10,588,790    10,943,530

   Add common share equivalents
    (determined using the "treasury
     stock" method) representing shares
     issuable upon exercise of stock
     options and warrants...............       12,466       688,644     2,573,762

   Shares held in escrow................          ---       (51,668)      (88,572)
                                          -----------   -----------   -----------

   Weighted average number of shares
    used in calculation of primary
    income per share....................   10,085,402    11,225,766    13,428,720
                                          ===========   ===========   ===========

   Net earnings (loss) per common share.  $      (.93)        $0.08          $.68
                                          ===========   ===========   ===========

Fully Diluted Earnings

   Net earnings (loss)..................  $(9,334,000)  $   952,000   $ 9,118,000
   Net interest expense related to
    dilutive convertible debt...........          ---        13,000        22,000
                                          -----------   -----------   -----------
   Net earnings (loss) as adjusted......  $(9,334,000)  $   965,000   $ 9,140,000
                                          ===========   ===========   ===========

   Weighted average number of common
      shares outstanding................   10,072,936    10,588,790    10,943,530

   Add common share equivalents
      (determined using the "treasury
       stock" method) representing
       shares issuable upon exercise of
       stock options and warrants ......       43,706     1,307,972     2,906,487

   Assumed conversion of dilutive
    convertible debt....................          ---        64,816       111,111

   Shares held in escrow................          ---       (51,668)      (88,572)
                                          -----------   -----------   -----------

   Weighted average number of shares
    used in calculation of primary
    income per share....................   10,116,642    11,909,910    13,872,556
                                          ===========   ===========   ===========

   Net earnings (loss) per common share   $      (.92)        $0.08          $.66
                                          ===========   ===========   ===========
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